Exhibit 99.1
FOR IMMEDIATE RELEASE
Devcon to Acquire Guardian International, Inc. In a Cash Transaction Valued at $65.5 Million
DEERFIELD BEACH, Fla., Nov. 10 — Devcon International Corp. (Nasdaq: DEVC) announces that it and Devcon Acquisition, Inc., an indirect wholly-owned subsidiary, have entered into a definitive merger agreement pursuant to which Devcon will acquire all of the outstanding capital stock of Guardian International, Inc. (OTC Pink Sheets: GIIS) (“Guardian”), a leading provider of electronic security services throughout Florida and the Greater New York metropolitan area, for an estimated aggregate cash price of approximately $65.5 million, including certain Guardian debt obligations and expenses. Devcon made a $3 million deposit towards the cash price on the signing of the merger agreement.
The form of the transaction will be a merger of Devcon Acquisition, Inc., a subsidiary of Devcon International Corp., into Guardian. At the time of the closing of the transaction, Guardian’s common shareholders will be entitled to payment of a portion of the purchase price which is expected to be in an estimated range of $2.40 per share to $2.50 per share. The actual closing payment is subject to certain adjustments and cannot be determined at this time. Also at the time of closing, the balance of the purchase price, estimated to be approximately $.34 per common share, will be placed in escrow. Subject to adjustments based upon recurring monthly revenue and net working capital levels at closing and subject to other possible reductions, Guardian common shareholders are expected to receive all or a portion of the escrowed amount approximately six months after the closing. The actual price per share paid to Guardian’s common shareholders in the merger may be higher or lower than these estimates. The merger is subject to certain conditions, including the approval of Guardian’s shareholders. Additional information regarding the terms of the transaction, including price, will be provided to shareholders in connection with a shareholders’ meeting.
In order to obtain the necessary funds to complete the transaction, Devcon will need to raise additional capital. It is anticipated that a combination of equity and debt will be raised. Devcon currently anticipates that it will pursue a common equity offering and if the number of common shares to be issued in an offering exceeds 20% of the then outstanding common shares, the approval of Devcon’s shareholders will be required. The closing of the merger is contingent upon customary regulatory review and the approval by shareholders of Guardian, among other conditions. The Board of Directors of both companies have approved the transaction. The transaction is expected to close by March 2006.
Guardian, headquartered in Hollywood, Florida, provides electronic security services primarily in the State of Florida and in the New York- metropolitan area through its brands, Guardian International, Mutual Central Alarm Services and Stat-Land. The electronic security services operation to be acquired include two, full-service UL monitoring centers located in Hollywood, Florida and New York City from which more than 40,000 homes and businesses are currently monitored. Guardian has sales and service in Miami/Ft. Lauderdale, West Palm Beach, Tampa and Orlando, Florida and in New York City and Staten Island. Both the monitoring centers and the sales and service offices will continue to provide high quality customer service after the acquisition.
Stephen J. Ruzika, Devcon’s President and CEO, stated, “The acquisition of Guardian is a continuation of our strategy to expand our position in the electronic security services businesses through internal growth and complementary acquisitions. Guardian is one of the finest security companies in the nation and has established a reputation as a quality leader since its inception in 1993. We believe the combined operations of Guardian and Devcon will greatly enhance our ability to serve our industrial, commercial and residential customers in our chosen markets.”
Harold Ginsburg, Guardian’s President and CEO, stated, “We believe joining forces with Devcon will create an enterprise well-positioned to compete in the Florida and New York City security markets and to provide exciting opportunities for our employees. For our shareholders, the transaction offers liquidity at a value that reflects Guardian’s leading positions in the markets it serves.”

Additionally, Mr. Ruzika noted that this transaction will propel Devcon to a leadership position in the Florida electronic security services market with combined recurring monthly revenue in excess of $2.6 million. Additionally, Guardian will provide Devcon with a platform in the Northeast upon which Devcon can build. Together, the combined operations will rank among the largest providers in the United States with a proforma SDM Magazine Rank of #14, servicing in excess of 92,350 commercial and residential customers.
Lehman Brothers is serving as financial advisors to Devcon; USBX Advisory Services LLC is serving as financial advisor to Guardian.
About Devcon
Devcon has three operating divisions and an operating joint venture. The Security Services Division provides electronic security services to commercial and residential customers in selected Florida markets. The Construction Division dredges harbors, builds marine facilities, constructs golf courses and prepares residential, commercial and industrial sites, primarily in the Bahamas and the eastern Caribbean. The Materials Division now produces and distributes crushed stone, ready-mix concrete and concrete block in the eastern Caribbean with principal operations, on St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies, on Puerto Rico, and on Antigua in the independent nation of Antigua and Barbuda. DevMat, an 80-percent-owned joint venture, was formed in 2003 to build, own and operate fresh water, waste water treatment and power systems.
About Guardian
Guardian International Inc. (OTC Pink Sheets: GIIS) and its wholly owned subsidiaries provides security, fire, structured cable, access control and CCTV integration and monitoring services for commercial and residential customers. The Company operates two secure monitoring operation centers from which it monitors and services approximately 32,500 retail and 8,000 wholesale customers on the East coast of the United States. For more information and about Guardian International, visit the Company on the Internet at http://www.GuardianInternational.com. Should investors need additional information, please e-mail a request to IR@4Guardian.com.
Forward-Looking Statement
This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Devcon’s future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “should”, “will”, and “would” or similar words. You should not rely on forward-looking statements because Devcon’s actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading “Risks Related to our Business” in Devcon’s Form 10-K report for the period ending December 31, 2004 as filed with the Securities and Exchange Commission, and other reports Devcon files from time to time with the Securities and Exchange Commission. Devcon does not intend to and undertakes no duty to update the information contained in this press release.
SOURCE Devcon International Corp.
CONTACT: Stephen J. Ruzika, CEO, Devcon International Corp., +1-954-429-1500; or Investor Relations Consultants, +1-727-781-5577, or devc@mindspring.com, for Devcon; or Harold Ginsburg, CEO, Guardian International Inc., +1-954-926-5200, or Investor Relations, IR@4Guardian.com